UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    May 6, 2003

ALPHANET SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-27042	22-2554535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (973) 267-0088

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure.

On May 6, 2003, AlphaNet Solutions, Inc., CIBER, Inc., and CIBER Acquisition Corporation executed an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 2003 (the “Amended and Restated Merger Agreement”), amending and restating the Agreement and Plan of Merger among the parties previously announced on April 21, 2003. The Amended and Restated Merger Agreement eliminates the provision for the issuance of CIBER common stock in the merger and provides solely for cash consideration to be delivered in the merger. The per share cash consideration in the merger has not changed.

A copy of the Amended and Restated Merger Agreement, with exhibits, is attached hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements.

Not Applicable.

(b)    Pro Forma Financial Information.

Not Applicable

(c)    Exhibits.

Exhibit No.	Title
2.1	Amended and Restated Agreement and Plan of Merger dated as of April 21, 2003 by and among CIBER, Inc., CIBER Acquisition Corporation, and AlphaNet Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHANET SOLUTIONS, INC.

Date: May 8, 2003	By:	/S/ WILLIAM S. MEDVE

William S. Medve
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title
2.1	Amended and Restated Agreement and Plan of Merger dated as of April 21, 2003 by and among CIBER, Inc., CIBER Acquisition Corporation, and AlphaNet Solutions, Inc.

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